      As filed with the Securities and Exchange Commission on October 20, 1997
                                    Registration Statement No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ZERO CORPORATION
            (Exact Name of Registrant as specified in its charter)

         DELAWARE                                   95-1718077
   (State or Other Jurisdiction of              (I.R.S. Employer
    Incorporation or Organization)               Identification No.)

   444 SOUTH FLOWER STREET,
         SUITE 2100                                  90071-2922
   LOS ANGELES, CALIFORNIA                           (Zip Code)
   (Address of Principal
    Executive Offices)

                               ZERO CORPORATION
                            1994 STOCK OPTION PLAN
                           (Full Title of the Plan)

                               ANITA J. CUTCHALL
                              CORPORATE SECRETARY
                               ZERO CORPORATION
                      444 SOUTH FLOWER STREET, SUITE 2100
                      LOS ANGELES, CALIFORNIA 90071-2922
                    (Name and Address of Agent for Service)

                              (213) 629-7000
         (Telephone number, including area code, of agent for service)
                                 -------------
                                With a copy to:

                            PETER F. ZIEGLER, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                            333 SOUTH GRAND AVENUE
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 229-7000

==============================================================================

                              CALCULATION OF REGISTRATION FEE

    Title of                 Proposed Maximum  Proposed Maximum
   Securities    Amount to be    Offering     Aggregate Offering   Amount of
to be Registered  Registered  Price Per Share       Price       Registration Fee
--------------------------------------------------------------------------------
Common Stock
$.01 per value   500,000 (1) $26.75 (2)       $13,375,000 (2)   $4,053.03
-------------------------------------------------------------------------------

(1) The Registrant previously registered 750,000 shares of its Common Stock with respect to its 1994 Stock Option Plan on Form S-8 (No. 33-56175).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on October 14, 1997.

                                INCORPORATION BY REFERENCE



      The following documents filed by ZERO Corporation, a Delaware corporation (the "Registrant"), with the Commission are incorporated by reference in this Registration Statement: the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1997 and the contents of the Registration Statement on Form S-8 (No. 33-56175) with respect to the registration of shares of its Common Stock under the ZERO Corporation 1994 Stock Option Plan, as amended (the "Plan").

                           REGISTRATION OF ADDITIONAL SECURITIES

      AMENDMENTS TO THE PLAN

      On July 24, 1996, the Registrant's Board of Directors (the "Board") adopted and approved a first amendment to the Plan adding provisions that govern the time at which awards under the Plan vest in the event of death, permanent disability or retirement.

      On April 25, 1997, the Board adopted and approved, subject to stockholder approval, a second amendment to the Plan increasing the number of shares of the Registrant's $.01 par value common stock (the "Common Stock") that may be acquired upon the exercise of options under the Plan from an aggregate of 750,000 shares to an aggregate of 1,250,000 shares (the "Share Increase Amendment"). On July 23, 1997, the Registrant's stockholders approved the Share Increase Amendment. The additional 500,000 shares of Common Stock that may be acquired upon exercise of options under the Plan are being registered hereby and are concurrently being listed with the New York Stock Exchange.

                                          PART II

                    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits

      4.1   Amendment No. 1 to the ZERO Corporation 1994 Stock Option Plan

      4.2   Amendment No. 2 to the ZERO Corporation 1994 Stock Option Plan

      5     Opinion of Gibson, Dunn & Crutcher LLP

      23.1  Consent of Deloitte & Touche LLP

      23.2  Consent of Gibson, Dunn & Crutcher LLP
            (included in Exhibit 5)

      24    Power of Attorney (included on page 5 hereof)

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of ZERO Corporation on Form S-8 of our reports dated May 12, 1997, appearing in and incorporated by reference in Annual Report on Form 10-K of ZERO Corporation for the year ended March 31, 1997.



s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
October 16, 1997

                                        SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of October 1997.

                                    ZERO CORPORATION



                                    By: S/WILFORD D. GODBOLD, JR.
                                        Wilford D. Godbold, Jr.
                                        President and Chief
                                        Executive Officer



                                     POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilford D. Godbold, Jr. and Anita J. Cutchall, and either of them, as true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him/her and in his/her place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                           TITLE                     DATE

(1)   Principal executive
      officer


S/WILFORD D. GODBOLD, JR.     President, Chief              October 17, 1997
Wilford D. Godbold, Jr.       Executive Officer and
                              Director

(2)   Principal financial
      officer


S/GEORGE A. DANIELS           Vice President and            October 17, 1997
George A. Daniels             Chief Financial Officer

(3)   Controller


S/DIANE KAJIKAMI              Controller                    October 17, 1997
Diane Kajikami

(4)   Directors


S/GARY M. CUSUMANO            Director                      October 17, 1997
Gary M. Cusumano



S/BRUCE J. DEBEVER            Director                      October 17, 1997
Bruce J. DeBever


S/JOHN B. GILBERT             Director                      October 20, 1997
John B. Gilbert


S/HOWARD W. HILL              Director                      October 20, 1997
Howard W. Hill


S/WHITNEY A. MCFARLIN         Director                      October 20, 1997
Whitney A. McFarlin

                                       EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION

 4.1              Amendment  No.  1  to  the ZERO Corporation 1994 Stock Option
                  Plan

 4.2              Amendment No. 2 to the ZERO  Corporation  1994  Stock  Option
                  Plan

 5                Opinion of Gibson, Dunn & Crutcher LLP

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Gibson, Dunn & Crutcher (included in Exhibit 5)

24                Power of Attorney (included on page 5 hereof)